ride the light(sm) [GRAPHIC OMITTED]                                        NEWS

QWEST(R)

                          NOTEBAERT SUCCEEDS NACCHIO AS
                    CHAIRMAN AND CEO OF QWEST COMMUNICATIONS

DENVER, June 17, 2002 -- Qwest Communications International Inc. (NYSE: Q) announced today that its Board of Directors has unanimously elected Richard C. Notebaert, former chairman and CEO of Ameritech Corporation, as its chairman and CEO, effective today. Notebaert succeeds Joseph P. Nacchio, who voluntarily resigned from his position as chairman and CEO and from the Board. Nacchio has agreed to serve as a consultant to the company for up to two years, to assist in transition, strategy, planning and other matters of importance to the company. At the same time, Philip F. Anschutz resigned as non-executive chairman of the board. Anschutz remains a director and chairman of the executive committee of the board.

The company plans no changes in strategy or operations.

Anschutz said, "When Joe Nacchio came on board in 1997, Qwest was a very different company. We had a foundation, but needed a leader to bring technology and a vision to life and grow Qwest into a full-service communications company. Few companies have attempted to achieve so much and even fewer have ever accomplished such a goal. Joe Nacchio did that and more--he brought a renewed focus on customer service and prepared us for re-entry into the long-distance business. We wish him well."

Frank Popoff, a Qwest board member and chairman of the compensation committee, said, "Our initial vision is intact. We have great talent and our operations are strong. We must now focus on rebuilding shareholder value and ensuring that Qwest's employees, partners and customers can benefit from our strengths." Popoff continued, "We need an experienced new leader with strong operational skills for the next phase of the company's development. We are fortunate to have attracted someone of Dick Notebaert's stature and experience. The board believes Dick is the right CEO to lead Qwest as it takes full advantage of its unique assets and market position for the benefit of all stakeholders."

Joe Nacchio said, "I am proud of all that we have accomplished in bringing Qwest to this point. After criss-crossing the globe for five and one-half grueling years to build Qwest, living in two different cities, and having achieved our major goals, I have expressed my desire to spend more time with my family and pursue other opportunities."

Nacchio continued, "The company's fundamentals are strong and it will have enormous opportunities in the period ahead as Qwest reduces debt and as the regional economy recovers. Operationally, Qwest's local service results are at record highs, long-distance approval is within reach and Qwest has the infrastructure in place to serve its growing market share in enterprise accounts

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and to offer long-distance in its region almost immediately after approval. I look forward to assisting in the transition."

Dick Notebaert said, "I am honored to have been asked by the board to join the Qwest team. In considering this new position, the opportunity to create substantial value at Qwest was simply too compelling to resist. The company has superb assets, a powerful position in its 14-state region, a solid customer base, a strong management team and a talented and resilient work force. I look forward to working with Qwest's board, management and employees to make the company all it can be in the years ahead."

Notebaert, 54, was chairman and CEO of Ameritech, the regional Bell company in five Midwestern states (Illinois, Indiana, Michigan, Ohio and Wisconsin), from 1994 until 1999, when it merged with SBC Communications. Under his leadership, Ameritech produced exceptionally strong financial results among major U.S. local communications companies, including 45 percent sales growth and 293 percent total return during the period, and five straight years of double-digit earnings growth and Ameritech's market capitalization more than tripled to $70 billion. Most recently, Notebaert has been president and CEO of Tellabs, Inc. since 2000.

Notebaert is also a director of Aon Corporation and Cardinal Health, Inc., and a trustee of the University of Notre Dame. He is a member of the Chicago Metropolis 2020 Executive Council and a member of Brookfield Zoo Board of Advisors. He is also a member of The Business Council, the Civic Committee of The Commercial Club of Chicago and The Executives' Club of Chicago.

Webcast
As previously announced, Qwest will host a conference call for investors and the media today at 7 a.m. EDT to discuss today's news. The call may be heard (live and replay) on the Web at www.qwest.com/about/investor/meetings.

About Qwest
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 190,000 miles globally. For more information, please visit the Qwest Web site at www.qwest.com.

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This release may contain projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission (the "SEC"), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; any adverse outcome of the SEC's current inquiries into Qwest's accounting policies, practices and procedures; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included by Qwest in its significant accounting policies. The information contained in this release is a

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statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

Contact Information:

Qwest Media Contact                         Qwest Investor Contact
Tyler Gronbach                              Stephanie Comfort
303-992-2155                                800-567-7296
tyler.gronbach@qwest.com                    IR@qwest.net
                                            ------------
For Mr. Nacchio
Rubenstein Associates
Howard Rubenstein
212-843-8080
Marcia Horowitz
212-843-8014